                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT




      NAME OF ORGANIZATION                                         JURISDICTION
      --------------------                                         ------------

      Aware Security Corporation . . . . . . . . . . . . .  .      Massachusetts